SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

November 5, 2007

Date of Report

(Date of earliest event reported)

LKA INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

             000-17106

               91-1428250

(State or other

 (Commission File No.)

    (IRS Employer I.D. No.)

Jurisdiction)

3724 47th Street Ct. N.W.

Gig Harbor, Washington  98335

(Address of Principal Executive Offices)

(253) 851-7486

Registrant's Telephone Number

N/A

 (Former Name or Former Address if changed Since Last Report)


          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act

         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act

         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

         Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

         Exchange Act (17 CFR 240.13e-4(c))


Item 1.01   Entry into a Material Definitive Agreement.

On November 5, 2007, LKA International, Inc., a Delaware corporation (the “Company”), entered into a letter agreement (the “Letter Agreement”), by which the Company agreed to grant to Richmont Mines, Inc. (“Richmont”), an option to acquire a 50% undivided interest in its Golden Wonder mine located in Hinsdale County, Colorado (the “Property”), in exchange for Richmont’s payment of:  (i) $150,000 within 10 days of the date of the Letter Agreement; and (ii) an additional $150,000 within 60 days of the date of the Letter Agreement.

Within 90 days of the date of the Letter Agreement (the “Closing Date”), the parties are to execute an option and joint venture agreement (the “OJV Agreement”) and a Subscription Agreement.  The material terms of these agreements shall be as follows:

A.

OJV Agreement.

1.  Within 15 months of the Closing Date (the “Initial Commitment Period”), Richmont must expend $6 million to fund Option Expenditures (as defined in Section 3.3 of the Letter Agreement), with the objective of advancing toward commercial production on the Property (the “Initial Commitment”).

2.  Upon completion of the Initial Commitment funding, but before the expiration of the Initial Commitment Period, Richmont will have the option to invest a further $6 million in Option Expenditures (the “Second Commitment”).  Once this option has been exercised, Richmont must expend the full Second Commitment amount within 24 months of the end of the Initial Commitment Period, which period shall be shortened to 12 months in certain circumstances (in either case, the “Second Commitment Period”).  Upon Richmont’s notification to the Company that the Company that the Second Commitment has been timely completed, Richmont shall be deemed to have exercised its option and title to the 50% interest in the Property shall be vested in Richmont, subject to divestment as discussed in A.4. below.

3.  Upon completion of the Second Commitment funding, but before the expiration of the Second Commitment Period, Richmont will have the option to invest a further $6 million in Option Expenditures (the “Final Commitment”).  Once this option has been exercised, Richmont must expend the full Final Commitment amount within 24 months of the end of the Second Commitment Period (the “Final Commitment Period”).  If Richmont is unable to expend the full Final Commitment amount within that period, it may maintain its option by paying the Company the difference between the $6 million

Final Commitment amount and the amount actually spent prior to the end of the Final Commitment Period.

4.  In the event that Richmont fails to fund the Initial Commitment, the Second Commitment or the Final Commitment by the end of the applicable Commitment period, its interest in the option, the OJV Agreement and the Property will be immediately forfeited.  In the event that Richmont expends more on Option Expenditures than is required during any applicable Commitment period, it may apply the amount of such surplus against its expenditure commitment for any future Commitment periods.

5.  Upon execution of the OJV Agreement, the parties are to establish a management committee composed of an equal number of representatives of Richmont and the Company, to supervise Richmont’s performance of exploration, development and production programs within the Property.  Richmont shall be the manager of all activities on the Property under the OJV Agreement.

B.

Subscription Agreement.

The Subscription Agreement shall provide for the purchase by Richmont of “unregistered” and “restricted” shares of LKA common stock having a total acquisition cost to Richmont of $1.5 million (the “Subscription Shares”).  In no case shall the number of Subscription Shares exceed 9.9% of the number of issued and outstanding Company shares.  The Company is to use the proceeds from the sale of the Subscription Shares to offset its costs for permitting, legal expenses and general corporate overhead.  The Subscription Shares are to have “piggy-back” registration rights and pre-emptive rights in favor of Richmont to subscribe for its pro rata share of any Company stock issuances.

Item 9.01  Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.

             None.

         (b) Pro forma financial information.

             None.

         (c) Exhibits.

Description of Exhibit                       Exhibit Number

Letter Agreement

10.1

Press Release                                      99

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LKA INTERNATIONAL, INC.

Date:   11-9-07                                                            /s/ Kye A. Abraham

Kye A. Abraham, President